                   Certificate of Incorporation and Bylaws

                                     of

                           Northeast Federal Corp.

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 04:15 PM 05/14/1993
                                                        931345387 - 2218304

                          CERTIFICATE OF AMENDMENT

                                   TO THE

                    RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                           NORTHEAST FEDERAL CORP.

                     (Pursuant to 8 Del. C. Section 242)

    Northeast Federal Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation") does hereby certify that:

   FIRST, an Amended Certificate of Designation of the $2.25 Cumulative Convertible Preferred Stock, Series A of the Corporation was filed by the Corporation on July 6, 1990, with the Office of the Secretary of State of the State of Delaware.

   SECOND, that the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law, duly adopted the following resolution setting forth a proposed amendment to the Amended Certificate of Designation of the $2.25 Cumulative Convertible Preferred Stock, Series A of the Corporation, declaring said amendment to be advisable and calling a meeting of stockholders of the Corporation for consideration thereof:

       BE IT RESOLVED, that the amendment to the Amended Certificate of Designation governing the $2.25 Cumulative Convertible Preferred Stock, Series A, in the form attached hereto as Exhibit A, is declared to be advisable for adoption by the Corporation and shall be submitted to the Corporation's stockholders entitled to vote in respect thereof for their consideration.

   THIRD, that thereafter, a Special Meeting of the Stockholders of the Corporation was duly called and held, upon notice and in accordance with
Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by the Delaware General Corporation Law were voted in favor of the amendment substantially in the form attached hereto as Exhibit A.

   FOURTH, the amendment was duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law.

                                  Exhibit A

   The following sections refer to sections of the Amended Certificate of Designation of the $2.25 Cumulative Convertible Preferred Stock, Series A:

   I. Section 1. Designation shall be amended to delete the period at the end of Section 1 and to add thereto the following:

        "then outstanding."

   II. Section 3. Preference on Liquidation shall be amended by the following change to the first sentence of the third paragraph of Section 3:

        delete the period at the end of such sentence and add thereto:

              "or conversion pursuant to Section 7 below."

   III. Section 6. Convertibility shall be amended as follows:

        (i) The caption "6. Convertibility" shall be deleted and in its place the following caption shall be inserted:

              "6. Convertibility at the Option of the Holder."

        (ii) There shall be inserted in the first sentence of Section 6 after "Common Stock" and before "on the following terms" the following:

              "at the option of the holder of such Shares"

        (iii) Subsection 6(E) shall be revised to read in its entirety as follows:

              "E. No fractional shares or scrip representing fractional shares shall be issued upon the conversion pursuant to this Section 6 of any Shares. If more than one Share shall be surrendered for conversion pursuant to this Section 6 at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such Shares so surrendered. If the conversion pursuant to Section 6 of any Shares results in a fraction, an amount equal to such fraction multiplied by the closing price (determined as provided in the last sentence of subsection
        (D)(5) of this Section 6 of the Common Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation.

   IV.  A new section 7 shall be added to read as follows:

              "7. Automatic Conversion. Shares of the Series A Preferred Stock (hereinafter in this Section 7 called the "Series A Shares") shall be converted into shares of Common Stock on the following terms and conditions:

              (A) Upon the Effective Date as defined below and subject to and upon compliance with the provisions of this Section 7. Series A Shares shall cease to be Series A Shares and shall represent the right to receive fully paid and non-assessable shares of Common Stock, at the rate (the "Company Conversion Rate" for purposes of this Section 7), of 4.75 shares of Common Stock for each outstanding Series A Share (the "Conversion"). No allowance of adjustment shall be made for accumulated or accrued and unpaid dividends on the Series A Shares converted or for dividends on the Common Stock that shall be issuable upon the Conversion of the Series A Shares. Any accumulated or accrued and unpaid dividends on the Series A Shares shall be eliminated and any right to payment of dividends shall cease upon the Effective Date as defined in subsection (B).

              (B) The Effective Date shall be the date upon which this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

     (C) Upon the Effective Date, the right of any holder of the Series A
Shares to convert such Series A Shares pursuant to Section 6 hereof shall terminate and be of no further force and effect, notwithstanding anything to the contrary in Section 6. The Series A shall be converted automatically into the right to receive the number of shares of Common Stock determined by the Company Conversion Rate on the Effective Date. All Series A Shares shall cease to be outstanding on the Effective Date. The Corporation will send before or promptly after the Effective Date transmittal forms to holders of the Series A Shares to be used in forwarding certificates formerly representing Series A Shares for surrender and exchange for certificates representing the number of shares of Common Stock into which such Series A Shares have been converted, and thereafter will distribute, to the holders of record of the Series A Shares on the close of business on the Effective Date, the certificates representing the number of shares of Common Stock into which such Series A Shares have been converted.

     (D) Until a certificate representing Series A Shares is presented and surrendered, such certificate on and after the Effective Date shall, except as provided in the following sentence, be deemed for all purposes to evidence the ownership of a number of whole shares of Common Stock into which such Series A Shares shall have been converted pursuant to the provisions of paragraph (A) hereof. Until surrender of such certificate representing Series A Shares in exchange for a certificate representing shares of Common Stock, the holder thereof shall not be entitled to receive any dividends or other distributions, if any, payable on the shares of Common Stock which such holder is entitled to receive from the Company upon surrender of such certificate, provided that upon surrender of such certificate, there shall be paid to such holder the amount of dividends or other distributions (without interest) which became payable and were not paid to such holder with respect to the shares of Common Stock issued upon such surrender.

     (E) If more than one certificate representing Series A Shares at the Effective Date shall be surrendered at one time for the account of the same stockholder, the number of whole shares of Common Stock for which certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the certificates representing Series A Shares so surrendered. In the event that the Company (or its transfer agent) determines that a holder of Series A Shares has not tendered all his certificates for exchange, the Company (or its transfer agent) shall carry forward any fractional share until all certificates of that holder have been presented for exchange, such that fractional shares to any one person shall not exceed the value (as determined pursuant to paragraph (G))of one share. If any certificate representing shares of Common Stock is to be issued in a name other than that in which the certificate representing Series A Shares surrendered for exchange is issued, the certificate representing Series A Shares so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to such certificate, or provide funds for their purchase, or establish to the satisfaction of the Company (or its transfer agent) that such taxes are not payable.

     (F) Fractional shares or scrip representing fractional shares may be issued upon the Conversion pursuant to Section 7 of the Series A Shares. The number of full shares of Common Stock issuable upon Conversion pursuant to
Section 7 to any one holder of Series A Shares shall be computed on the basis of the aggregate number of such Series A Shares held of record by such holder as of the close of business on the day immediately prior to the Effective Date. If the Conversion pursuant to Section 7 of any Series A Shares results in a fraction of a share of Common Stock to be issued upon the Conversion, appropriate consideration, as determined by the Board of Directors of the Corporation and which without limitation may include a fractional share or scrip, the issuance of a whole share of Common Stock, in lieu of a fractional share, or cash, shall be issued to such holder.

     (G) The Corporation shall pay any and all issuance and transfer taxes which may be imposed with respect to the issuance and delivery of Common Stock upon the Conversion of the Series A

        Shares as herein provided. The Corporation shall not, however, be required, in any event, to pay any transfer or other taxes by reason of the issuance of Common Stock in a name or names other than that of the holder of the Series A Shares surrendered for Conversion, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

              (H) If in any case a state of facts occurs wherein in the opinion of the Board of Directors the other provisions of this Section 7 are not strictly applicable, or if strictly applicable, would not fairly protect the conversion rights of the Series A Shares in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to protect such conversion rights as aforesaid.

              (I) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the Conversion of all outstanding Series A Shares and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon Conversion pursuant to Section 7 of all the outstanding Series A Shares.

              (J) Series A Shares converted pursuant to Section 7 shall not be reissued as Series A Shares but shall assume the status of authorized but unissued shares of preferred stock of the Corporation.

   V.   Section 7 shall be renumbered as Section 8.

   IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer and attested to be its Secretary on this 14th day of May, 1993.

                                       NORTHEAST FEDERAL CORP.

                                       By       /s/ George P. Rutland
                                          ------------------------------------
                                                    George P. Rutland
                                          Chairman and Chief Executive Officer

ATTEST:

By    /s/ Craig W. Smith
   ------------------------
        Craig W. Smith
          Secretary

                                                                    July 1990


                        Certificate of Incorporation
                         of Northeast Federal Corp.


FIRST: The name of the Corporation is Northeast Federal Corp. (hereinafter sometimes referred to as the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Corporation at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty million (40,000,000), consisting of:

    (a) fifteen million (15,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

    (b) twenty five million (25,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

B. The Board of Directors is authorized, subject to any limitation prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, voting powers, preferences, and rights of shares of each such series, and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

    (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

    (b) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

    (c) Subject to the rights of holders of any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

SIXTH:

A. The Corporation shall be under the direction of a Board of Directors. The authorized number of directors is stated in Article Eighth D of this Certificate of Incorporation. The directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one (1) year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two (2) years thereafter. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

B. At all elections of directors of the Corporation commencing with the first annual meeting of stockholders, a holder of stock of any class or series then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for election of directors with respect to his shares of stock multiplied by the number of directors to be elected in the election in which his class or series is entitled to vote, and a stockholder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two (2) or more of them, as he may see fit.

C. Subject to the rights of the holders of any series of Preferred Stock the outstanding, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SEVENTH: The Board of Directors is generally expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment, or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Directors then in Office. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that any such alteration, amendment or repeal must be approved by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that none of the provisions of the Bylaws relating or referring to directors named by the FDIC pursuant to the Adjustable Rate Cumulative Preferred Stock, Series A Certificate of
Designation may be amended while the FDIC holds any Adjustable Rate Cumulative Preferred Stock, Series A of the Corporation without the prior written consent of the FDIC.

EIGHT: The following provisions are inserted for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders in connection with certain business combinations:

A.  Definitions and Related Matters.

(1) The term "Business Combination" shall mean (a) any merger or consolidation of this Corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets of this Corporation (including without limitation any voting securities of a Subsidiary) or of a Subsidiary, to a Related Person, (c) any merger or consolidation of a Related Person with or into this Corporation or a Subsidiary of this Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial part of the assets of a Related Person to the Corporation or a Subsidiary of this Corporation, (e) the issuance of any securities of this Corporation to a Related Person, (f) the acquisition by this Corporation or a Subsidiary of this Corporation of any securities of a Related Person, (g) any reclassification of Common Stock of this Corporation, or any recapitalization involving Common Stock of this Corporation, consummated within five years after a Related Person becomes a Related Person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination;

(2) The term "Related Person" shall mean and include any individual, corporation, partnership or other Person or entity which, together with their "affiliates" and "associates" (defined below), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate five percent or more of the outstanding shares of the Common Stock of this Corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12B-2 under the Securities and Exchange Act of 1934) of any such individual, corporation, partnership or other Person or entity;

(3) A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the beneficial owner thereof. With respect to shares owned by affiliates, associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the affiliate, associate or other Person or (ii) the market price of the shares in question (as determined by a majority of the Continuing Directors) at the time when the Related Person became the beneficial owner thereof;

(4) The term "Person" shall have the same meaning as defined by section 2(2) of the Securities Act of 1933;

(5) Without limitation, any shares of Common Stock of this Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such Related Person;

(6) For the purposes of subparagraph (2)(A) of Paragraph B of this Article Eighth, the term "other consideration to be received" shall include, without limitation, Common Stock of this Corporation retained by its existing public shareholders in the event of a Business Combination with such Related Person in which this Corporation is the surviving Corporation; and

(7) With respect to any proposed Business Combination, the term "Continuing Director" shall mean a director who was a member of the Board of Directors in this Corporation immediately prior to the time that any Related Person involved in the proposed Business Combination acquired 5% or more of the outstanding shares of Common Stock of the Corporation, the term "Outside Director" shall mean a director who is not (a) an officer or employee of this Corporation or any relative of any officer or employee, (b) a Related Person or an officer, director, employee, associate or affiliate of a Related Person, or a relative of any of the foregoing or (c) a Person having a direct or indirect material business relationship with this Corporation;

(8) The term "Subsidiary" shall mean any Corporation or other entity of which the Person in question owns not less than 50% of any class of equity securities, directly or indirectly;

(9) The term "Substantial Part" shall mean more than ten percent of the total assets of the Corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

(10) The term "Whole Board or Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

B. Approval of Business Combinations. The affirmative vote of the holders of not less than eighty percent (80%) of each class of stock of the Corporation shall be required for the approval or authorization of any Business Combination; provided, however, that such 80% voting requirements shall not be applicable if either:

(1) The Business Combination was approved by the Board of Directors of the Corporation by the affirmative vote of at least two thirds of the Continuing Directors, or

(2)   All of the following conditions are satisfied;

      (a) The aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share of capital stock (as defined in Section 5 hereof) of the Corporation in the Business Combination by the holders of capital stock of the Corporation, other than the Related Person involved in the Business Combination, is not less than the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such Related Person in acquiring any of its holdings of the Corporation's capital stock;

      (b) The consideration to be received in such Business Combination by holders of capital stock other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring capital stock already owned by it; provided, however, if the Related Person has paid for shares of capital stock with varying forms of consideration, the form of consideration for shares of capital stock acquired in the Business Combination by the Related Person shall be either cash or the form used to acquire the largest number of shares of capital stock previously acquired by it;

      (c) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not this Corporation is then subject to such requirements, shall be mailed to the public shareholders of this Corporation for the purpose of soliciting shareholder approval of such Business Combination, but need not be filed with the Securities and Exchange Commission unless required under provisions of the Securities Exchange Act of 1934, and shall contain at the front thereof, in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the remaining public shareholders of this Corporation (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for their services by this Corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Related Person and, if there are at the time any such directors, to be selected by a majority of the Continuing Directors); and

      (d) The Business Combination is approved by the affirmative vote of the holders of not less than two thirds of each class of stock of the Corporation.

C. Standard for Board of Directors Evaluation of Offers. The Board of Directors of the Corporation, when evaluating any offer of another Person to
(A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its subsidiaries; on the communities in which the Corporation and its subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a savings and loan holding company; and on the ability of its subsidiary savings association to fulfill the objectives of a savings association under applicable statutes and regulations.

D. The authorized number of directors shall be set forth in the Corporation's Bylaws and shall not be fewer than seven nor more than fifteen subject to the rights of the holders of any series of Preferred Stock to increase the number of directors.

E. Amendment and Repeal of this Article. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law) any amendment, change or repeal of this Article Eighth, or any other amendment of this Certificate of Incorporation or Bylaws of the Corporation which will have the effect of modifying or permitting circumvention of Article Eighth shall not be effective, unless such is first proposed by the Board of Directors of the Corporation and thereafter approved by the Affirmative vote of the holders of at least 80% of each class of stock of the Corporation, voting separately as a class, which shall include the affirmative vote of at least 50% of the outstanding vote of Common Stock held by shareholders other than a Related Person; provided, however, that this Paragraph E of Article Eighth shall not apply to and such 80% vote shall not be required for, any such amendment, change or repeal recommended to shareholders of the Corporation by the affirmative vote of not less than two thirds of the Continuing Directors and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of law. For the purposes of this Paragraph E of Article Eighth only, if at the time when any such amendment, change or repeal is under consideration there is no proposed Business Combination, the term "Continuing Director" shall be deemed to mean the whole Board of Directors.

NINTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to prove broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. For all purposes of this Article NINTH, the directors of Northeast Savings, F.A., and all officers thereof (as elected or appointed in the manner provided in the Bylaws of Northeast Savings F.A.) shall be deemed to be serving at the request of the Corporation as such directors and officers.

B. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation

Law requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The right to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement or expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

TENTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

TWELFTH:   The names and mailing addresses and the year of the expiration of their terms of the persons who are to serve as directors until the expiration of their terms or until their successors are elected and qualify are as follows:

NAME                 YEAR OF EXPIRATION OF TERM     MAILING ADDRESS

Richard H. Gordon               1991                50 State House Square
                                                    Hartford, Connecticut 06103

George P. Rutland               1991                50 State House Square
                                                    Hartford, Connecticut 06103

John R. Silber                  1991                50 State House Square
                                                    Hartford, Connecticut 06103

Beverly Lannquist Hamilton      1992                50 State House Square
                                                    Hartford, Connecticut 06103

Thomas P. O'Neill III           1992                50 State House Square
                                                    Hartford, Connecticut 06103

George W. Sarney                1992                50 State House Square
                                                    Hartford, Connecticut 06103

David W. Clark, Jr.             1993                50 State House Square
                                                    Hartford, Connecticut 06103

Abraham D. Gosman               1993                50 State House Square
                                                    Hartford, Connecticut 06103

Raymond T. Schuler              1993                50 State House Square
                                                    Hartford, Connecticut 06103

                                                                     July 1990
                        Certificate of Designation of
           $2.25 Cumulative Convertible Preferred Stock, Series A
                         of Northeast Federal Corp.

(Pursuant to Section 151 of the General Corporation Law of the State of
                                  Delaware)


1.  Designation.

    1,610,000 shares of the Preferred Stock of the Corporation are hereby constituted as a class of Preferred Stock with a par value of $0.01 per share, designated as $2.25 Cumulative Convertible Preferred Stock, Series A (hereinafter called "Series A Preferred Stock"). The number of shares of Series A Preferred Stock may not be increased but may be decreased by a resolution duly adopted by the Board of Directors, but not below the number of shares of Series A Preferred Stock.

2.  Dividends.

    The holders of the Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are by law available for the payment of dividends, cash dividends cumulative to the extent not paid, from the date of the last dividend paid or declared and set apart for payment, on the $2.25 Cumulative Convertible Preferred Stock, Series A of Northeast Savings, F.A. (the "Northeast Savings Convertible Preferred Stock"), which Northeast Savings Convertible Preferred Stock is replaced by the Series A Preferred Stock pursuant to the Plan of Reorganization dated June 1, 1990, as amended July 6, 1990, involving the Corporation and Northeast Savings, F.A., and in each case payable quarterly on the first day of January, April, July and October of each year unless such day is a nonbusiness day, in which event on the next business day, commencing October 1, 1990, at the fixed annual rate of $2.25 per share and no more. The amount of the dividends payable on the Series A Preferred Stock for any period less than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be paid, as and when declared by the Board of Directors, to holders of Series A Preferred Stock of record on such dates, not exceeding 60 days preceding such respective dividend payment dates, as shall be fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. So long as any Series A Preferred
Stock remains outstanding:

    (a) no dividend whatsoever shall be declared or paid upon or set apart for payment, and no distribution shall be ordered or made in respect of: (i) the Corporation's $.01 par value common stock or any other outstanding common stock of the Corporation (the "Common Stock"); or (ii) any other class of stock or series thereof ranking junior to the Series A Preferred Stock in the payment of dividends; and

    (b) no shares of Common Stock and no shares of any other class of stock series thereof ranking junior to the Series A Preferred Stock in the payment or dividends shall be redeemed or purchased by the Corporation or any subsidiary thereof; and

    (c) no moneys, funds or other assets shall be paid to or made available for a sinking fund for the redemption or purchase of any shares of: (i) Common Stock; or (ii) any other class of stock or series thereof ranking junior to the Series A Preferred Stock in the payment of dividends:

    Unless, in each instance, full dividends on all outstanding shares of Series A Preferred Stock: (i) for all past dividend periods shall have been paid; and (ii) for the then current calendar quarter shall have been paid or declared and set aside for payment.

    In addition, so long as any Series A Preferred Stock remains outstanding, no dividend whatsoever shall be declared or paid upon or set apart for payment, and no distribution shall be ordered or made in respect of, any share or shares of Series A Preferred Stock or any class of stock or series thereof ranking on a parity with the Series A Preferred Stock in the payment of dividends, unless, for the applicable fiscal quarter:

    (a) full dividends shall be paid and set apart for payment on all shares of:(i) the Series A Preferred Stock; and (ii) any class of stock or series thereof ranking on a parity with the Series A Preferred Stock in the payment of dividends; or

    (b) in the event all such dividends for the applicable calendar quarter are not or cannot be paid or declared and set apart for payment in full, a pro rata portion of the full dividends shall be paid or declared and set apart for payment on all shares of: (i) Series A Preferred Stock; and
(ii) any class of stock or series thereof ranking on a parity with the Series A Preferred Stock in the payment of dividends. Such pro rata portion shall be calculated upon the ratio that the total amount available for the payment of all required dividends on the Series A Preferred Stock and such parity stock for the applicable fiscal quarter bears to the total required dividends on the Series A Preferred Stock and such parity stock for such calendar quarter. Cash dividends upon shares of Series A Preferred Stock shall commence to accrue from day to day regardless of whether or not the Corporation shall have funds or assets available for the payment of such dividends, but the accumulation of dividends on shares of Series A Preferred Stock shall not bear interest.

3. Preference on Liquidation.

     In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of any remaining conversion or liquidation accounts together with the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive the applicable redemption price on each outstanding share of Series A Preferred Stock, out of the net assets of the Corporation and before any distribution shall be made to the holders of the Common Stock or to the holders of any other class of stock or series thereof ranking junior to the Series A Preferred Stock in the distribution of assets, plus, in the event of either voluntary or involuntary dissolution, liquidation or winding up, an amount equal to all dividends accrued and unpaid on each share of Series A Preferred Stock to the date fixed for distribution, computed without interest, and no more. If upon such voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, the net assets of the Corporation shall be insufficient to permit payment in full of the amounts required to be paid to the holders of Series A Preferred Stock and to the holders of any class of stock or series thereof ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets, then the holders of Series A Preferred Stock and the holders of any class of stock or series thereof ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets shall share ratably, without priority of one over the other, in payment of dividends, including accumulations, if any, in the proportion that the amount of dividends, including accumulations, if any then payable on each share bears to the aggregate of such amounts then payable on all shares of Preferred Stock, and in any distribution of assets other than by way of dividends in the proportion that the sum payable on each share bears to the aggregate of the amounts so payable on all shares of Preferred Stock.

    After such amount is paid in full, no further distributions or payments shall be made in respect of the Series A Preferred Stock, such Preferred Stock shall no longer be deemed to be outstanding or be entitled to any privilege of exchange or conversion or to any other preferences, rights or privileges, and such Preferred Stock shall be surrendered for cancellation to any transfer agent for such Preferred Stock or to the Corporation. Once any portion (less than all) of such distribution or payment is made to any holder of the Series A Preferred Stock, there shall not be any conversion rights in respect of such Preferred Stock pursuant to Paragraph 6, below unless the full amount of such distributions and payments in respect of such Preferred Stock being converted is remitted to the Corporation, without interest, prior to or contemporaneously with the conversion of such Preferred Stock.

    Nothing herein contained shall be deemed to prevent redemption of Series A Preferred Stock by the Corporation in the manner provided in Paragraph 4, below. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or part of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Paragraph 3.

    Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date and the place where the distribution amounts shall be payable and containing a statement of or reference to the conversion right set forth in Paragraph 6 below, shall be given by mail, postage prepaid, at least thirty (30) days but not more than (60) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

4. Redemption.

    The Corporation shall have the right, at its option and by resolution of its Board of Directors, to redeem at any time or from time to time any of the outstanding Series A Preferred Stock, in whole or in part, upon notice given as hereinafter specified and upon payment in cash in respect of each share redeemed at the then applicable redemption price set forth below, plus, in each case, an amount equal to all dividends accrued and unpaid thereon to the date fixed for redemption if redeemed during the twelve month period ending prior to October 1, of the year indicated:


              Year                                  Redemption Price
              1990.......................................... 26.350
              1991.......................................... 26.125
              1992.......................................... 25.90
              1993.......................................... 25.675
              1994.......................................... 25.45
              1995.......................................... 25.225

              If redeemed on or after October 1, 1995 ...... 25.00

    If less than all of the outstanding shares of the Series A Preferred Stock shall be redeemed, the particular shares to be redeemed shall be allocated among the respective holders of Series A Preferred Stock pro rata or by lot, as the Board of Directors may determine.

    Notice of any redemption specifying the date fixed for said redemption and the place where the amount to be paid upon redemption is payable and containing a statement of or reference to the conversion right set forth in Paragraph 6 below shall be mailed, postage prepaid, at least thirty (30) days but not more than sixty (60) days prior to said redemption date to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the benefit of the holders of the shares so to be redeemed, so as to be and continue notwithstanding that any certificate for shares of the Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, or if such notice of redemption shall have been so mailed, and if prior to the date of redemption specified in such notice said fund shall be deposited in trust, for the benefit of the holders of the shares of Series A Preferred Stock to be redeemed (and so as to be and continue to be available therefore), with a bank or trust company organized in good standing under the laws of the United States of America or any state thereof, named in such notice having capital, surplus and undivided profits of at least $5,000,000 according to its last published Statement of Condition (doing business directly or through an agent in the Borough of Manhattan, the City of New York), thereupon and without awaiting the redemption date of all shares of Series A Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of Series A Preferred Stock shall forthwith upon such separation or deposit in trust cease and terminate, except only the right of the holders thereof to convert such shares in accordance with the provisions of Paragraph 6 below at any time prior to the close of business on the business day next preceding the redemption date, and the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable on the redemption thereof, but without interest. Any funds so separated or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date of such deposit shall be released or repaid to the Corporation. In the event the holders of shares of Series A Preferred Stock which shall have been redeemed shall not within six years after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall upon demand pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the Corporation for payment of the redemption price thereof, but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

    Any provision of this Paragraph 4 to the contrary notwithstanding, if any quarterly dividend due on the Series A Preferred Stock or any series of preferred stock ranking prior thereto or to a parity therewith shall be in default, and until all such defaults shall have been cured, the Corporation shall not redeem any shares of Series A Preferred Stock unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed in accordance with the provision of this Paragraph 4 and the Corporation shall not purchase or otherwise acquire any shares of Series A Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Series A Preferred Stock.

    Shares of Series A Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall not be reissued as shares of Series A Preferred Stock but shall assume the status of authorized but unissued shares of preferred stock of the Corporation.

5.  Voting Rights.

    The holders of the Series A Preferred Stock shall have no voting power except as set forth in this Paragraph 5.

A. If at any time the equivalent of six or more full quarterly dividends (whether or not consecutive) payable on any series of preferred stock of the Corporation (hereinafter in this Paragraph 5 called the "preferred stock") shall be in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of all outstanding preferred stock (whether or not the payment of quarterly dividends shall be in default on all preferred stock outstanding) shall have the exclusive right, voting together as one class, to elect two directors to fill such newly created directorships. This right shall remain vested until all dividends in default on all outstanding preferred stock have been paid, or declared and set apart for payment, at which time: (1) the right shall terminate (subject to revesting in the case of any subsequent default of the kind described above); (ii) the term of the directors then in office elected by the holders of all outstanding preferred stock as a class shall terminate; and (iii) the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. Any director to be elected by the holders of preferred stock shall agree, prior to such director's election to office, to resign upon any termination of the right of the holders of preferred stock to vote as a class for directors as herein provided, and upon any such termination of the directors then in office elected by the holders of preferred stock shall forthwith resign.

    Whenever such right shall vest, it may be exercised initally either at a special meeting of the holders of preferred stock or at any stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. If the annual meeting of stockholders' of the Corporation is not, for any reason, held on the date fixed in the Bylaws at a time when the holders of preferred stock, voting separately and as a class, shall be entitled to elect directors, or if vacancies shall exist in both of the two offices of directors elected by the holders of preferred stock, a proper officer of the Corporation shall, upon the written request of the holders of record of ten percent of the preferred stock then outstanding addressed to the Secretary of the Corporation, call a special meeting in lieu of the annual meeting of stockholders, or, in the event of such vacancies, a special meeting of the holders of preferred stock, for the purpose of electing directors. Any director who shall have been elected by the holders of preferred stock as a class pursuant to this Subparagraph (A) shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of preferred stock given at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of preferred stock as a class pursuant to this Subparagraph (A) may be filled only by the holders of all outstanding preferred stock at a meeting called for such purpose.

    Whenever a meeting of the holders of preferred stock is permitted or required to be held pursuant to this Subparagraph (A), such meeting shall be held at the earliest practicable date and the Secretary of the Corporation shall call such meeting, providing written notice to all holders of record of preferred stock in accordance with law, upon the earlier of the following:

    (a) as soon as reasonably practicable following the occurrence of the event or events permitting or requiring such meeting hereunder; or

    (b) within twenty (20) days following receipt by said Secretary of a written request for such a meeting, signed by the holders of record of at least twenty percent (20%) of the shares of preferred stock then outstanding.

    If such meeting shall not be called by the proper corporate officer within twenty (20) days after the receipt of such request by the Secretary of the Corporation, or within twenty-five (25) days after the mailing of the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least twenty percent (20%) of the shares of preferred stock then outstanding may designate one of the their number to call such a meeting at the expense of the Corporation, and such meeting may be called by such person in the manner and at the place provided in this Paragraph 5. Any holder of preferred stock so designated to call such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of such shareholders to be so called.

    Any provision of this Subparagraph (A) to the contrary notwithstanding, no special meeting of the holders of shares of preferred stock: (i) shall be held during the ninety (90) day period next preceding the date fixed for the annual meeting of stockholders of the Corporation; or (ii) shall be required to be called or held in violation of any law, rule or regulation.

    Any meeting of the holders of all outstanding preferred stock entitled to vote as a class for the election of directors shall be held at the place at which the last annual meeting of stockholders was held. At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of all outstanding preferred stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum shall be present.

B. So long as any shares of any series of preferred stock are outstanding, the Corporation shall not:

    (i) without the consent of the holders of at least two-thirds (2/3) of the number of shares of preferred stock at the time outstanding:

       (a) create or authorize an additional class of stock ranking prior to the preferred stock in respect of dividends or distribution of assets on liquidation; or;

       (b) increase the authorized amount of any additional class of stock ranking prior to the preferred stock in respect of dividends of distribution of assets on liquidation;or


       (c) create or authorize any obligation or security convertible into or evidencing the right to purchase shares of stock of any additional class ranking prior to the preferred stock in respect of dividends or distribution of assets on liquidation; or

    (ii) without the consent of the holders of at least two-thirds (2/3) of the number of shares of Series A Preferred Stock at the time outstanding:

       (a) amend, alter or repeal any of the provisions of Article Fourth of the Certificate of the Corporation or of this resolution so as to affect adversely the rights, powers or preferences of the Series A Preferred Stock; or

       (b) authorize any merger or consolidation of the Corporation is not the surviving corporation, unless the terms of the merger or consolidation require that the holders of the Series A Preferred Stock receive securities of the surviving corporation having the same terms and preferences as the Series A Preferred Stock; except in instances required by the Federal Home Loan Bank Board or the Federal Savings and Loan Insurance Corporation (or any successor thereto); or

       (c) authorize the sale, lease or conveyance (other than by mortgage or pledge) of all or substantially all of the Corporation's properties or business in exchange for securities of another corporation unless the terms of the sale, lease or conveyance require that the holders of the Series A Preferred Stock receive securities of the surviving corporation having the same terms and preferences as the Series A Preferred Stock.

    Any vote or consent required or permitted by this Subparagraph (B) may be given in person or by proxy, either in writing or by vote at an annual or special meeting called therefore.

C. Any action specified in this Paragraph 5 as requiring the consent of the specified proportion of the votes of the shares of the preferred stock at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of stockholders as may be from time to time required by law.

D. For the purposes of the voting rights set forth in this Paragraph 5, the holders of the Series A Preferred Stock shall be entitled to one vote for each share held.

6.  Convertibility.

    Shares of the Series A Preferred Stock (hereinafter in this Paragraph 6 called "Shares") shall be convertible into Common Stock on the following terms and conditions:

A. Subject to and upon compliance with the provisions of this Paragraph 6, the holder of any Shares may at such holder's option convert any such Shares into such number of fully paid and non-assessable shares of Common Stock as are issuable pursuant to the formula set forth in Subparagraphs (C) and (D) of this Paragraph 6. No allowance or adjustments shall be made for dividends accrued on any Shares that shall be converted or for dividends on any Common Stock that shall be issuable upon the conversion of such Shares, but all dividends accrued and unpaid on any Shares up to and including the dividend payment date immediately preceding the date of conversion shall constitute a debt of the Corporation payable to the converting holders, and no dividend shall be paid upon any shares of Common Stock or any other class of stock or series thereof ranking junior to the Shares until such debt shall be paid or sufficient fund set aside for payment thereof.

B. The surrender of any Shares for conversion shall be made by the holder thereof to the Corporation at the office of the Conversion Agent for the Series A Preferred Stock, and such holder shall give written notice to the Corporation at said office that such holder elects to convert such Shares in accordance with the provisions thereof and of this Paragraph 6. Such notice also shall state the name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued. Subject to the provisions of Subparagraph (A) of this Paragraph 6, every such notice of election to convert shall constitute a contract between the holder of such Shares and the Corporation, whereby such holders shall be deemed to subscribe for the number of shares of Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such Shares and to release the Corporation from all obligations thereof, and whereby the Corporation shall be deemed to agree that the surrender of such Shares and the extinguishment of its obligations thereon shall constitute full payment for the Common Stock subscribed for and to be issued upon such conversion.

     As soon as practicable after the receipt of such notice and Shares, the Corporation shall issue and shall deliver at said office of the Conversion Agent to the person for whose account such Shares were so surrendered, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Shares and a check or cash for the payment (if any) to which such person is entitled pursuant to Subparagraph (E) of the Paragraph 6, together with a certificate or certificates representing the Shares, if any, which are not to be converted, but which constituted part of the Shares represented by the certificate or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and such Shares, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

C. The initial Conversion Rate shall be a price of $18.375 per share of Common Stock (approximately 1.36 shares of Common Stock for each Share surrendered for conversion). The effective conversion price per share as of any date shall be $25.00 per share plus accrued and unpaid dividends as of such date, divided by the number of shares of Common Stock into which such share of preferred stock is then convertible.

D. The Conversion Rate shall be subject to adjustment from time to time as follows:

    (1) If the Corporation shall (i) pay a dividend on its Common Stock in shares of the Corporation or distribute shares of the Corporation, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock (whether pursuant to a merger or consolidation or otherwise) any shares of its capital stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a Share surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of the Corporation which such holder would have been entitled to receive after the happening of such event had such Shares been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, and shall also be effective retroactively as to Shares converted between such record date and the date of the happening of any such event.

    (2) If the Corporation shall issue rights or warrants to the holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then Current Market Price per share of Common Stock (as defined in subsection (D)(5) of this Paragraph 6) on the record date for the determination of shareholders entitled to receive such rights or warrants, the number of shares of Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such Shares were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of the issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of Shares so offered would purchase at such Current Market Price (as defined in subsection (D)(5) of this Paragraph 6). For the purposes of this subdivision (2), the issuance of rights or warrants to subscribe for or purchase shares or securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such Shares or securities are convertible at an aggregate offering price equal to the aggregate offering price of such shares or securities plus the minimum aggregate amount (if any) payable upon conversion of such Shares or securities into Common Stock. Such adjustment shall be made whenever such rights or warrants are issued and shall also be effective retroactively as to Shares converted between the record date for determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

(3) If the Corporation shall distribute to the holders of its Common Stock (whether pursuant to a merger or consolidation or otherwise) evidence of its indebtedness or assets (excluding cash dividends or distributions made out of current or retained earnings), capital stock other than Common Stock or rights or warrants to subscribe other than as referred to in subsection (D)(2) of this Paragraph 6, then in each such case the number of shares of Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such Share was theretofore convertible by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock (as defined in subsection
(D)(5) of this Paragraph 6) on the date of such distribution, and the denominator of which shall be such Current Market Price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive and described in a statement filed with the Conversion Agent maintained by the Corporation pursuant to Subparagraph (B) of the Paragraph 6) of the portion of assets, or capital stock or cash or evidence of indebtedness, subscription rights or warrants so distributed applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall also be effective retroactively as to the Shares converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

(4) Notwithstanding the foregoing, in the event of any consolidation or merger of the Corporation (including, without limitation, a merger in which the Corporation is the surviving corporation), or in the event of any sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in the case of any reorganization of the Corporation, or reclassifications or changes of the shares of Common Stock, the holder of each Share then outstanding upon exercise of the conversion privilege thereof shall have the right thereafter to convert such Share into the kind and amount of shares of stock and other securities and property, including cash, which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted such holder's Shares into Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such event, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the protection of the conversion rights of the Shares shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other securities or property including cash, deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion of the Series A Preferred Stock, or such other securities as shall have been issued to the holders thereof in lieu thereof or in exchange therefor. The provisions of this subsection (D)(4) shall similarly apply to successive consolidations, mergers, sales, leases, conveyances, exchanges, transfers and reorganizations.

(5)  For the purpose of any computation under Paragraph 4 above and subsection
(D)(2) and (D)(3) of this Paragraph 6, (i) the "Current Market Price" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days commencing 45 business days before such date. The closing price for each day shall be the last reported sale price as reported on NASDAQ or any successor thereto on such day, or, if listed or admitted to trading on any securities exchange, as reported regular way on the consolidated transactions reporting service for securities listed on the principal securities exchange on which the Common Stock is then listed, or, in the case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way on the composite quotations service for securities listed on the principal securities exchange on which the Common Stock is then listed, or, if not so reported or listed or admitted to trading on any securities exchange, the average of the highest reported bid and the lowest reported asked prices on such day as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation services as may be selected by the Corporation for the purpose if said Bureau is not at the time furnishing quotations.

   (6) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Rate, subject to an adjustment in the event the Corporation issues a stock dividend in Common Stock or subdivides or combines the outstanding shares of Common Stock; provided, however, that any adjustments which by reason of this subsection (D)(6) are not required to be, and are not, made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (D)(6) shall be made to the nearest cent or one-hundredth of a share, as the case may be.

   (7) Whenever the Conversion Rate shall be adjusted as provided in this Paragraph 6, the Corporation shall forthwith file at the office of the Conversion Agent maintained by the Corporation pursuant to Subparagraph (B) of this Paragraph 6, a statement signed by the Chairman of the Board or the President of the Corporation and by its Chief Financial Officer stating the adjusted Conversion Rate determined as provided herein. Such statement shall show in detail the adjustment and the method of calculation used and the facts requiring such adjustment. Whenever the Conversion Rate is adjusted, the Corporation shall cause a notice stating the adjustment and the new Conversion Rate to be mailed to each holder of record of Shares as of the effective date of such adjustment.

   (8) For purposes of this Paragraph 6(D) the term "Corporation" shall be deemed to include, in addition to the Corporation, Northeast Savings, F.A. during the period from the date of issuance by Northeast Savings, F.A. of its Northeast Savings Convertible Preferred Stock until the date such stock was replaced by the Series A Preferred Stock pursuant to the Plan of Reorganization dated June 1, 1990, as amended July 6, 1990, involving the Corporation and Northeast Savings, F.A.

E. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Shares. If more than one Share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any Shares results in a fraction, an amount equal to such fraction multiplied by the closing price (determined as provided in the last sentence of subsection
(D)(5) of this Paragraph 6) of the Common Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation.

F. If any Share shall be called for redemption, the right to convert such Share shall terminate and expire at the close of business on the business day next preceding the date fixed for said redemption, unless the Corporation shall default in the payment of the redemption price determined as provided in Paragraph 4 above, provided, that if such day shall not be a business day in New York, the right to convert such shares may be exercised on the next succeeding business day.

G. The Shares shall be deemed to have been converted and the person converting the same to have become the holder of record of Common Stock, for the purpose of receiving dividends and for all other purposes whatever, as of the date when a certificate or certificates for such Shares are surrendered to the Corporation as aforesaid. The Corporation shall not be required to make any such conversion, and no surrender of the Shares shall be effective for such purpose, while the books for the transfer of either the Shares or the Common Stock are closed for any purpose or during the 15 days preceding any selection of Shares to be redeemed or thereafter until the mailing of the redemption notice, but the surrender of such Shares for conversion during any such period shall become effective for all purposes of conversion immediately upon the reopening of such books as if the conversion had been made on the date such Shares were surrendered.

H. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Shares as herein provided. The Corporation shall not, however, be required to pay any transfer or other taxes which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the Shares converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

I. If in any case a state of facts occurs wherein in the opinion of the Board of Directors the other provisions of this Paragraph 6 are not strictly applicable, or if strictly applicable, would not fairly protect the conversion rights of the Shares in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to protect such conversion rights as aforesaid.

J. The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Shares and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of all the outstanding Shares.

K. Shares converted shall not be reissued as Shares but shall assume the status of authorized but unissued shares of preferred stock of the Corporation.

L.  For purposes of this Paragraph 6:

    (1) "Conversion Rate" at any time shall mean the amount of Common Stock of the Corporation into which at such time one Share shall be convertible in accordance with the provisions of this Paragraph 6.

    (2) "Common Stock" shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit or preference as to the amount or percentage. If by reason of the operation of subsection (D)(4) of this Paragraph 6, the Shares shall be convertible into any other shares of stock or other securities or property of the Corporation or of any other corporation, any reference herein to the conversion of Shares will be a reference to a conversion into such other shares of stock or other securities or property.

    (3) "Conversion Agent" shall mean an agent of the Corporation located in the Borough of Manhattan, City and State of New York. So long as the shares of Series A Preferred Stock remain outstanding, the Corporation shall maintain such an agency for the purposes contemplated by this Para-graph 6.

7. Sinking Fund.

     No sinking funds shall be established for the retirement or redemption of the Series A Preferred Stock.

                         Certificate of Designation of
                  $8.50 Cumulative Preferred Stock, Series B
                          of Northeast Federal Corp.
   (Pursuant to Section 151 of the General Corporation Law of the State of
                                   Delaware)

Northeast Federal Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provision of Section 151(g) thereof.

HEREBY CERTIFIES:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "Certificate"), the Board of Directors on May 5, 1992, adopted the following resolution creating a fourth series of 540,000 shares of preferred stock designated as $8.50 Cumulative Preferred Stock, Series B:

RESOLVED, that pursuant to the authority granted to the Board of Directors by Article Fourth, Paragraph B of the Certificate, there is hereby created and the Corporation be, and it hereby is, authorized to issue 540,000 shares of the preferred stock, designated "$8.50 Cumulative Preferred Stock, Series B" (the "Series B Preferred Stock"), which fourth series of preferred stock shall rank junior, as to dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, to the $2.25 Cumulative Convertible Preferred Stock, Series A (the "Convertible Preferred Stock"), the Adjustable Rate Cumulative Preferred Stock, Series A (the "Series A Adjustable Preferred Stock"), and the Adjustable Rate Cumulative Preferred Stock, Series B (the "Series B Adjustable Preferred Stock"), and shall have the following terms, conditions, designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions:

1.  Designation.

    540,000 shares of authorized serial preferred stock of the Corporation are hereby constituted as a series of preferred stock, having a par value of $0.01 per share, designated as $8.50 Cumulative Preferred Stock, Series B (hereinafter called "Series B Preferred Stock"). In accordance with the terms hereof, each share of Series B Preferred Stock shall have the same relative rights as and be identical in all respects with each other share of Series B Preferred Stock. The number of shares of Series B Preferred Stock may not be increased but may b decreased by a resolution duly adopted by the Board of Directors, but not below the number of shares of Series B Preferred Stock then outstanding.

2.  Dividends.

    The holders of the shares of Series B Preferred Stock shall be entitled to receive dividends, when, as, and if declared by the Board of Directors out of funds legally available for payment of dividends, cumulative to the extent not paid in the annual amount of $8.50, per share and no more, payable quarterly on the first day of January, April, July and October of each year, unless such day is a nonbusiness day, in which event the next business day each such date being hereinafter referred to as a "Payment Date"), commencing on the first Payment Date after the issuance of the Series B Preferred Stock, to holders of record on the date not exceeding 60 days preceding the Payment Date as may be determined by the Board of Directors in advance of payment of each particular dividend. Dividends payable on the Series B Preferred Stock for any period less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months.

    Dividends payable on or prior to July 1, 1997 whether or not paid on or prior to that date shall be paid at the election of the Corporation, in cash or in shares of Series B Preferred Stock (which may include fractional shares if necessary) at the rate of one share for each $100 of the amount of the dividend payable. Dividends payable after July 1, 1997 shall be paid in cash out of funds legally available therefor.

    No dividends shall be declared and paid in cash on the shares of Series B Preferred Stock in respect of any quarterly dividend period unless there shall likewise be or have been declared and set apart for payment, on all shares of Convertible Preferred Stock, Series A Adjustable Preferred Stock and Series B Adjustable Preferred Stock and any other Series of preferred stock ranking, as to dividends, prior to the Series B Preferred Stock then outstanding, dividends for all quarterly periods coinciding with or ending before such quarterly period. No dividends shall be declared and paid on the shares of the Series B Preferred Stock in respect of any quarterly dividend period if such payment is prohibited by the terms of preferred stock then outstanding ranking, as to dividends, prior to the Series B Preferred Stock. No dividends shall be declared on any other series or class or classes of stock ranking on a parity with the Series B Preferred Stock as to dividends in respect of any quarterly dividend period unless there shall likewise be or have been declared and set apart for payment, on all shares of Series B Preferred Stock at the time outstanding, dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates per annum fixed therefor. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

    Unless all cumulative dividends on all outstanding shares of Series B Preferred Stock which are payable or in arrears have been paid in full to the holders of shares of Series B Preferred Stock:

    (i) no dividends or other distributions shall be paid or declared and set aside for payment with respect to (i) shares of $0.01 par value common stock of the Corporation (hereinafter referred to as the "Common Stock") or (ii) shares of any class or series of stock ranking junior as to dividends to the Series B Preferred Stock (hereinafter referred to as the "Junior Stock"); and

    (ii) no shares of Common Stock, Junior Stock, or any class or series of stock on a parity as to dividends with the Series B Preferred Stock (hereinafter referred to as "Parity Stock") shall be purchased or redeemed by the Corporation or any subsidiary thereof;

provided, however, that the foregoing prohibitions shall not prevent the Corporation from declaring a stock dividend of Common Stock on such Common Stock, or of any class or series of Junior Stock on such class or series of Junior Stock. No dividends shall be paid or declared and set aside for payment to holders of Parity Stock unless such dividends are also simultaneously paid or declared and an amount set aside sufficient for payment to the holders of the Series B Preferred Stock.

3.  Voting.

    (a) Except as expressly provided hereinafter in this Section 3 or as otherwise from time to time required by Delaware law, the Series B Preferred Stock shall have no voting rights.

    (b) Notwithstanding any provisions in the Amended Certificate of Designation of the $2.25 Cumulative Convertible Preferred Stock, Series A (the "Convertible Preferred Stock Certificate") to the contrary, the Series B Preferred Stock shall have no right to vote on any election of directors or on any other matters pursuant to the provisions set forth in the Convertible Preferred Stock Certificate.

    (c) Except as otherwise set forth herein, any amendment to the provisions of this Certificate of Designation of the Series B Preferred Stock which requires the approval of the holders of the Series B Preferred Stock may be approved by such holders by the written consent or the affirmative vote, at a meeting of the holders of the Series B Preferred Stock called for such purpose, by the holders of at least a majority of the aggregate number of shares of Series B Preferred Stock at the time outstanding.

    (d) Without either the written consent or the affirmative vote at a meeting of the holders of at least two-thirds of the aggregate number of Series B Preferred Stock shares at the time outstanding, consenting or voting (as the case may be) separately as a single class, the Corporation shall not create, authorize or issue a new series of preferred stock (or increase the authorized amount of an existing series of preferred stock) or a class of other stock after the date hereof with preference or priority over or on a parity with the Series B Preferred Stock shares as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation.

     (e) (i) Upon the issuance of at least 211,020 shares of Series B Preferred Stock to the Rhode Island Depositors Economic Protection Corporation or any Nominee as defined in the Stock and Warrant Purchase Agreement between the Rhode Island Depositors Economic Protection Corporation and the Corporation dated as of April 21, 1992 (the "Purchase Agreement") (collectively,"DEPCO"), the number of directors constituting the Board of Directors of the Corporation shall be increased by two and one directorship shall be known as the 211,020 share position ("211,020 Position") and the other directorship shall be known as the 105,510 share position ("105,510 Position"). DEPCO shall have the right to elect a director of the Corporation to each one of the specified positions provided above as long as DEPCO shall hold 211,020 or more shares of the Series B Preferred Stock. However , if DEPCO shall hold less than 211,020 but 105,510 shares or more of Series B Preferred Stock, the right to elect one director to the 211,020 Position shall terminate, the term of the director in the 211,020 Position shall terminate, and the number of directors constituting the Board of Directors shall be reduced by one. In such event, DEPCO shall continue to have the right to elect one director to the 105,510 Position. If DEPCO shall hold less than 105,510 shares of Series B Preferred Stock, the right to elect one director shall terminate, the term of the director in the 105,510 Position shall terminate and the number of directors constituting the Board of Directors of the Corporation shall be reduced by one.

     In either case, (so long as DEPCO continues to have a right to elect one or two directors) DEPCO shall have the right to fill any vacancies (created by the death, resignation, removal or departure from the Board for any other reason) of a director originally elected by DEPCO pursuant to this Section 3(e)(i): provided, however, (A) that any director elected by DEPCO shall be acceptable to the Board of Directors of the Corporation in its reasonable prudent judgment, and (B) that such director shall not be objected to by the Office of Thrift Supervision (the "OTS"), after 20 days prior written notice and, if required, shall have been approved prior to election by the OTS. For purposes of this Section, the OTS shall be deemed to include any successor federal agency regulating financial institutions and having jurisdiction over the Corporation.

         (ii) Any nomination and election pursuant to this Section 3(e) shall be by written notice signed by the chairman of DEPCO and attested to by its Secretary.

     (f) If DEPCO has sold and transferred sufficient shares of Series B Preferred Stock so that DEPCO is no longer entitled to elect a director pursuant to Section 3(e) hereof, and if at any such time the equivalent of six or more full quarterly dividends (whether or not consecutive and whether or not declared) payable on the Series B Preferred Stock shall be in default, the number of directors of the Corporation shall be increased by two and the holders of the Series B Preferred Stock, shall have the right, voting together as one class, to elect two directors to fill such newly created directorships. Notwithstanding the foregoing provisions of this Section 3(f), to the extent at any time the holders of Series B Preferred Stock otherwise would have the right to elect two directors pursuant to the foregoing provisions of this
Section 3(f), and any other series of preferred stock of the Corporation outstanding shall have an equivalent right, which may be or permits such right to be exercisable upon a vote not only by the holders of such other series of preferred stock but also of the holders of the Series B Preferred Stock, then the number of directors shall be increased by a total of two for any and all of such series of preferred stock (including the Series B Preferred Stock), and the holders of all shares of such preferred stock, voting as a single class, shall have the right to elect such directors, each share of preferred stock so voting being entitled to one vote per share. The holders of the Series B Preferred Stock shall have no right to cumulate votes for the election of directors. The right to elect directors conferred by this Section 3(f) shall remain vested until all accumulated dividends on the Series B Preferred Stock have been paid, or declared and set apart for payment, at which time: (i) the right shall terminate (subject to revesting in the case of any subsequent default of the kind described above): (ii) the term of the directors then in office elected by the holders of the Series B Preferred Stock as a class shall terminate, (except that if such directors were also elected by holders of another series of preferred stock, and such other series still retains the right to elect two directors, such directors shall remain in office): and (iii) (subject to the aforesaid exception), the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. Any director to be elected by the holders of the Series B Preferred Stock (or, if applicable, by the holders of all outstanding preferred stock with such right) shall agree, prior to such director's election to office, to resign upon any termination of the right of the holders of preferred stock to vote as a class for directors as herein provided, and upon termination of any such right, the directors then in office elected by the holders of preferred stock shall forthwith resign.

    Whenever such right to elect directors as set forth in Section 3(f) shall vest, it may be exercised initially either at a special meeting of the holders of Series B Preferred Stock (or, if applicable, of the holders of all outstanding preferred stock with such right) or at any annual stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. If the annual meeting of stockholders of the Corporation is not, for any reason, held on the date fixed in the Bylaws at a time when the holders of Series B Preferred Stock (or, if applicable, the holders of all outstanding preferred stock with such right), voting as a class, shall be entitled to elect directors, or if vacancies shall exist in both of the two offices of directors elected by the holders of Series B Preferred Stock (or, if applicable, by the holders of all outstanding preferred stock with such right), a proper officer of the Corporation shall, upon the written request of the holders of record of ten percent of the Series B Preferred Stock (or, if applicable, the holders of 10% of all outstanding preferred stock with such right), then outstanding, addressed to the Secretary of the Corporation, call a meeting of stockholders, or, in the event of such vacancies, a special meeting of the holders of Series B Preferred Stock (or, if applicable, of the holders of all outstanding preferred stock with such right), for the purpose of electing directors. Any director who shall have been elected by the holders of Series B Preferred Stock (or, if applicable, by the holders of any other outstanding preferred stock with such right) as a class pursuant to this
Section 3(f) shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of the stockholders, and during such term may be removed at any time, either for or without cause, by, and only by, the affirmative votes of the holders of record representing a majority of the outstanding shares of Series B Preferred Stock (or, if applicable, of the holders representing a majority of all outstanding preferred stock with such right) given at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of Series B Preferred Stock (or, if applicable, by the holders of all outstanding preferred stock with such right) as a class pursuant to this Section 3(f) may be filled only by the holders representing a majority of all the Series B Preferred Stock (or, if applicable, by the holders representing a majority of all outstanding preferred stock with such right) at a meeting called for such purpose. The holders of Series B Preferred Stock may act by written consent.

    Whenever, a meeting of the holders of Series B Preferred Stock (or, if applicable, of the holders of all outstanding preferred stock with such right) is permitted or required to be held pursuant to this Section 3(f), such meeting shall be held at the earliest practicable date and the Secretary of the Corporation shall call such meeting, providing written notice to all holders of record of Series B Preferred Stock (or, if applicable, to the holders of all outstanding preferred stock with such right) in accordance with law, upon the earlier of the following:

    (a) as soon as reasonably practicable following the occurrence of the event or events permitting or requiring such meeting hereunder; or

    (b) within twenty (20) days following receipt by said Secretary of a written request for such a meeting, signed by the holders of record of at least twenty percent (20%) of the shares of Series B Preferred Stock (or, if applicable, by the holders of record of at least 20% of all outstanding preferred stock with such right) then outstanding.

    If such meeting required by Subsection (b) above shall not be called by the proper corporate officer within twenty (20) days after the receipt of such request by the Secretary of the Corporation, or within twenty-five (25) days after the mailing of the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record representing at least twenty percent (20%) of the shares of Series B Preferred Stock (or, if applicable, the holders of at least 20% of all outstanding preferred stock with such right) then outstanding may designate one of their number to call such a meeting at the expense of the Corporation, and such meeting may be called by such person in the manner and at the place provided in this Section 3. Any holder of Series B Preferred Stock so designated (or, if applicable, any holders of any other outstanding preferred stock so designated) to call such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of such shareholders to be so called.

    Any provision of this Section 3(f) to the contrary notwithstanding, no special meeting of the holders of shares of Series B Preferred Stock (or, if applicable, of the holders of all outstanding preferred stock with such right):
(i) shall be required to be held during the ninety (90) day period next preceding the date fixed for the annual meeting of stockholders of the Corporation; or (ii) shall be required to be called or held in violation of any law, rule or regulation.

    At such meeting, the presence in person or by proxy of the holders representing a majority of all outstanding shares of Series B Preferred Stock (or, if applicable, of the holders of all outstanding preferred stock with such right) shall be required to constitute a quorum for the purpose of electing directors; in the absence of a quorum, such holders representing a majority of those shares of preferred stock entitled to vote as provided herein and present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum shall be present.

4.  Redemption At Option of Corporation.

    Share of Series B Preferred Stock may be redeemed, at the option of the Corporation, in whole or in part, at any time at the redemption price of $100 per share (the "Redemption Price") plus accumulated and unpaid dividends (whether or not declared) to the date fixed for redemption (the "Redemption Date").

    If at any time less than all of the outstanding shares of Series B Preferred Stock shall be called for redemption, the shares to be redeemed shall be selected by lot or in such other reasonable manner as the Board of Directors shall determine. Not less than forty-five (45) days prior to the Redemption Date of any Series B Preferred Stock pursuant to this Section 4, notice specifying the time and place thereof shall be sent by mail, postage prepaid, to the holders of record of the Series B Preferred Stock selected for redemption, at their respective addresses appearing on the stock register.

5.  Redemption Procedure.

    Notice of any redemption specifying the Redemption Date and the place where the Redemption Price plus accumulated and unpaid dividends (whether or not declared) to the Redemption Date is payable shall be mailed, postage prepaid, at least thirty (30) days but not more than sixty (60) days prior to said Redemption Date to the holders of record of Series B Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. If (i) such notice of redemption shall have been so mailed, and if on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the benefit of the holders of the shares so to be redeemed, so as to be and continue to be available therefor notwithstanding that any certificate for shares of the Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, or (ii) if such notice of redemption shall have been so mailed, and if prior to the Redemption Date specified in such notice said funds shall be deposited in trust, for the benefit of the holders of the shares of Series B Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company organized in good standing under the laws of the United States of America or any state thereof, named in such notice having capital, surplus and undivided profits of at least $5,000,000 according to its last published Statement of Condition (doing business directly or through an agent in the Borough of Manhattan, the City of New
York): thereupon and without awaiting the Redemption Date of all shares of Series B Preferred Stock with respect to which such notice shall have been so mailed and such set aside or deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of Series B Preferred Stock shall forthwith upon such separation or deposit in trust cease and terminate, except the right of the holders thereof on or after the Redemption Date to receive from such deposit the amount payable on the redemption thereof including any dividends accrued on or before the Redemption Date, but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time. In the event the holders of shares of Series B Preferred Stock which shall have been redeemed shall not within five years after the Redemption Date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall upon demand pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the Corporation for payment of the redemption price thereof, but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

    Any provision of Sections 4 and 5 to the contrary notwithstanding, if any quarterly dividend due on the Series B Preferred Stock or any series of preferred stock ranking prior thereto or on a parity therewith shall be in default, and until all such defaults shall have been cured, the Corporation shall not redeem any shares of Series B Preferred Stock unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed in accordance with the provisions of Sections 4 and 5 and the Corporation shall not purchase or otherwise acquire any shares of Series B Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Series B Preferred Stock.

    Shares of Series B Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall not be reissued as shares of Series B Preferred Stock but shall assume the status of authorized but unissued shares of preferred stock of the Corporation.

6.  Liquidation Preference.

    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of or other securities having an equity interest in the Corporation ranking junior to the Series B Preferred Stock upon liquidation, dissolution or winding up and after any such payment or distribution to the holders of the shares of the Convertible Preferred Stock, Series A Adjustable Preferred Stock, Series B Adjustable Preferred Stock, and any other series of preferred stock ranking prior, upon liquidation, dissolution or winding up, to the Series B Preferred Stock, the holders of the shares of Series B Preferred Stock shall be entitled to receive $100 per share plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other capital stock ranking as to liquidation, dissolution or winding up, on a parity with the Series B

Preferred Stock, then such assets or the proceeds thereof, should be distributed among the holders of Series B Preferred Stock and any such other capital stock ratably in accordance with the respective amounts which would be payable upon liquidation, dissolution or winding up on such shares of Series B Preferred Stock and any such other capital stock if all amounts payable thereon were paid in full.

    After such amount is paid in full, no further distributions or payments shall be made in respect of the Series B Preferred Stock, such Series B Preferred Stock shall no longer be deemed to be outstanding or be entitled to any privilege of exchange or conversion or to any other preferences, rights or privileges, and such Series B Preferred Stock shall be surrendered for cancellation to any transfer agent for such Series B Preferred Stock or to the Corporation.

    Nothing herein contained shall be deemed to prevent redemption of Series B Preferred Stock by the Corporation in the manner provided in Section 4, above. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this
Section 6.

    Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date and the place where the distribution shall be paid shall be given by mail, postage prepaid, at least thirty (30) days but not more than sixty (60) days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

7.  No Preemptive Rights.

    The holders of Series B Preferred Stock shares shall not have any preemptive right (i) to subscribe for or to acquire any unissued or treasury shares of any class of stock of the Corporation or (ii) to subscribe for or acquire any bonds, certificates or indebtedness, debentures or other securities convertible into, or carrying options or warrants to purchase or acquire any stock or other securities of the Corporation, except as otherwise provided by resolution of the Board of Directors.

                      Bylaws of Northeast Federal Corp.


                                  Article I
                                Stockholders

Section 1. The annual meeting of the stockholders of the Corporation shall be held on such date and time and at such place within or without the State of Delaware, as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

Section 2. Special meetings of the stockholders may be held at such time and at such place within or without the State of Delaware as may be stated in the notice of the meeting.

Section 3. Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days and not more than sixty days prior thereto to each stockholder of record entitled to vote at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present.

Section 4. At all meetings of stockholders any stockholder entitled to vote may vote in person or by proxy. Such proxy or any revocation or amendment thereof shall be in writing, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting.

Section 5. Except as otherwise provided by law or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The chairman of the meeting or the holders of record of a majority of such shares present or represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law.

Section 6. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and except as otherwise set forth in any Preferred Stock Designation with respect to the right of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation, these Bylaws or any resolution adopted by a majority of the total number of directors which the corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board"), all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the vote of a majority of the shares present in person or represented by proxy and entitled to vote with respect thereto.

Section 7. (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 7(a). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than 60 days prior to the date of the annual meeting; provided, however that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockkholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 7(a). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7(a) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

    At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

       (b) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 7(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than 60 days prior to the date of the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
and a description of all arrangements or understandings among the stockholder making the nomination and the nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is made and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 7(b). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 8. There shall be appointed, for all meetings of the stockholders, two inspectors of the vote. Such inspectors shall first take and subscribe an oath of affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and in accordance to the best of their ability. Unless appointed in advance of any such meeting by the Board of Directors, such inspectors shall be appointed for the meeting by the person presiding thereat. No director or candidate for the office of director shall be appointed as such inspector. Such inspectors shall receive, examine and tabulate all ballots and proxies, including proxies filed with the Secretary, shall determine the presence or absence of a quorum and shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the person presiding at such meeting, as the case may be.

                                 Article II
                                  Directors

Section 1. (a) Subject to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors shall consist of twelve members. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time of which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of the stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor have been duly elected and qualified.

            (b) A whole number of directors equal to at least one half of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

            (c) Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office of other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and a director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

            (d) Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class.

Section 2. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board of Directors, and special meetings may be held at any time upon the call of a majority of the directors or of the Chairman of the Board of Directors by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without further notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors. A meeting may be held at any time without notice if all directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

    Members of the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for purposes of compensation.

Section 3. The Board of Directors, may in its discretion, by resolution passed by a majority of the Whole Board, designate an Executive Committee to consist of the Chief Executive Officer of the Corporation and such number of other directors as a majority of the Whole Board may from time to time determine (not less than three), which Committee, to the extent provided in said resolution, shall have, and may exercise when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to change the members or to fill vacancies in the Board of Directors of said Committee and except as limited by applicable law. The Board of Directors shall have the power at any time to change the membership of the said Committee (subject to the requirement that the Chief Executive Officer be a member thereof), to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such committees as it shall from time to time deem necessary. One-half of the members of such Committee shall deem a quorum.

Section 4. The Board of Directors, by a vote of a majority of the Whole Board, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

    Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings: one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum: and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 5. The Executive Committee, and any other committee, if the resolution which designates such committee or a supplemental resolution of the Board of Directors shall so provide, may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.


                                 Article III
                                  Officers

Section 1. The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chief Executive Officer of the Corporation, a President, who may also be the Chairman of the Board of Directors and Chief Executive Officer, a Secretary and a Chief Financial Officer, and from time to time may choose such other officers as it may deem proper. The Chairman of the Board of Directors shall be chosen from the directors.

Section 2. The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Whole Board.

Section 3. Officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 4. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general power over the management and oversight of the administration and operation of the Corporation's business and general supervisory power and authority over its policies and affairs. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 5. The President shall act in a general executive capacity and shall assist the Chief Executive Officer of the Corporation in the administration and operation of the Corporation's business and in the supervision of its policies and affairs. During the absence or disability of the Chief Executive Officer, the President shall have and exercise all the powers of the Chief Executive Officer.

     Each meeting of the stockholders and the Board of Directors shall be presided over by the Chief Executive Officer or, in his absence, the President or, in his absence, by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

Section 6. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chief Executive Officer or the President.

Section 7. The Chief Financial Officer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Chief Financial Officer with such banks or trust companies as the Board of Directors or the Executive Committee from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such duties and powers as are properly assigned to him by the Board of Directors, the Chief Executive Officer or the President, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

Section 8. The Board of Directors may appoint one or more vice presidents, a secretary, a treasurer, one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in the Bylaws or as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.


                                 Article IV
                            Certificates of Stock

Section 1. The interest of each stockholder of the Corporation shall be evidenced by certificate(s) for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 2. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. The Board of Directors may determine the conditions upon which a new certificate of stock will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certificates to be issued.

                                  Article V
                             Checks, Notes, Etc.

    All checks on the Corporation's bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be thereunto authorized from time to time by the Board of Directors or by the Committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; provided, however, that the signature of any person authorized on checks and drafts drawn on the Corporation's dividend and special accounts may be in facsimile if the Board of Directors or the Committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile; and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument; and provided further that in case any person or person who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such a note or other instrument had not ceased to be such a person or persons.


                                 Article VI
                                   Offices

    The Corporation may have offices outside of the State of Delaware at such places as shall be determined from time to time by the Board of Directors.


                                 Article VII
                                 Amendments

    These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors, provided notice of the proposed change was given in the notice of the meeting given not less than two days prior to the meeting, or by the stockholders by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of Voting Stock voting together as a single class.